[Note: Certain portions of this document have been marked [c.i.] to indicate that confidentiality has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

                        RESEARCH COLLABORATION AGREEMENT

     THIS RESEARCH COLLABORATION AGREEMENT (the "Agreement") dated as of January 9th, 1995 (the "Effective Date"), is entered into between HOUGHTEN PHARMACEUTICALS, INC., a Delaware corporation ("HPI"), and CADUS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Cadus").

                                   WITNESSETH:

     WHEREAS, HPI has rights to proprietary synthesis and screening technologies which, when applied, may reduce the time and development expense of identifying potentially useful compounds for therapeutic and/or diagnostic purposes.

     WHEREAS, Cadus has Assays which have the potential to identify therapeutic and/or diagnostic products.

     WHEREAS, both HPI and Cadus desire to enter into a research collaboration agreement with respect to the identification of potential therapeutic and/or diagnostic products therefrom under the terms and conditions specified herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, covenants and warranties herein contained, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 "AFFILIATE" shall mean any corporation or other entity which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

     1.2 "ASSAYS" shall mean the assays described in Exhibit A, as well as those assays which may be added by mutual agreement.

     1.3 "[c.i.] AGREEMENT" shall mean the Research Collaboration and License Agreement between Cadus and [c.i.] , dated as of [c.i.] .

     1.4 "[c.i.] ASSAYS" shall mean the Assays which are subject to the [c.i.] Agreement and which are identified as such on Exhibit A or amendments thereto.

     1.5 "CADUS PROPRIETARY RIGHTS" shall mean all rights owned by or licensed to Cadus regarding rights to the Assays, Joint Compounds and Developing Party Compounds being developed by Cadus, as limited and provided in the Agreement and with respect thereto, all (i) patents, patent applications and patent rights and all divisions, continuations, renewals, reissues and extensions of the foregoing now existing, hereafter filed, issued or acquired, (ii) rights relating to the protection of trade secrets and confidential information; and (iii) any rights analogous to those set forth in this Section 1.5 (including, without limitation, licenses or sublicenses) and any other proprietary rights relating to intangible property.

     1.6 "CANDIDATE" shall mean each Lead identified by Cadus and reported to the Research Committee after completion of an Iteration Process, or each Lead identified by Cadus and reported to the Research Committee after completion of the Scanning Process, any of which Leads demonstrate biological activity in an Assay as may justify further investigation as a Joint Compound or Developing Party Compound in the Development Phase of the Collaboration Program. Notwithstanding the foregoing, a Lead which is identified, in whole or in part, through the use of a [c.i.] Assay shall not be deemed to be a Candidate until such time as [c.i.] right of first offer with respect to such Lead, under the [c.i.] Agreement, has been waived by [c.i.].

     1.7 "COLLABORATION PROGRAM" shall mean the overall program described in
Section 3.1 hereto consisting of both the Screening Phase and the Development Phase.

     1.8 "COMBINATORIAL LIBRARIES" shall mean the following libraries as well as any other libraries which may hereafter be added to such definition by mutual agreement of the parties:

                                     [c.i.]

     1.9 "CONFIRMATORY SAMPLE" shall mean a reasonable quantity of (i) a compound identified from the Initial Screening of the Combinatorial Library subject to the Scanning Process, or (ii) a fully sequenced compound identified from the completion of an Iteration Process.

     1.10 "DEVELOPING PARTY COMPOUND" shall mean a Candidate upon which the party that voted in favor of continuing the development after reviewing the Research Committee's recommendation, while the other party voted not to continue such development, decides to conduct further development and research for that Candidate at its own expense.

     1.11 "DEVELOPMENT COMMITTEE" shall mean that entity organized and acting pursuant to Section 5.2 of this Agreement

     1.12 "DEVELOPMENT PHASE" shall mean that phase of the Collaboration Program described in Sections 3.4 and 3.5 hereof.

     1.13 "DEVELOPMENT TERM" shall be the term during which the Development Phase activities shall occur commencing on the date Cadus and HPI decide to enter the Development Phase with respect to a Candidate, and terminating when the parties do not have a Joint Compound under development.

     1.14 "FDA" shall mean the United States Food and Drug Administration.

     1.15 "HPI PROPRIETARY RIGHTS" shall mean all rights owned by or licensed to HPI regarding the Materials, and rights to Joint Compounds and Developing Party Compounds being developed by HPI as limited and provided herein, and with respect thereto, all (i) compounds derived from the described Materials and Joint Compounds, (ii) methods of making the compounds, Materials and Joint Compounds, (iii) patents, patent applications and patent rights and divisions, continuations, renewals, reissues and extensions of the foregoing now existing, hereafter filed, issued or acquired; (iv) rights relating to the protection of trade secrets and confidential information; and (v) any right analogous to those set forth herein relating to HPI rights to Materials.

     1.16 "INITIAL SCREENING" shall mean the first screening of each Combinatorial Library by Cadus.

     1.17 "ITERATION MIXTURE" shall mean the mixture of compounds [c.i.] in a Combinatorial Library ordered by Cadus and provided by HPI at the [c.i.] of the Iteration Process between the Initial Screening and identification of a fully sequenced compound.

      1.18 "ITERATION PROCESS" shall mean, with respect to all Combinatorial Libraries except the [c.i.] , each stage of the screening and synthesis process after the Initial Screening, pursuant to which each possible [c.i.] Such Combinatorial Library is [c.i.]

     1.19 "JOINT COMPOUND" shall mean a Candidate which both of the parties are willing to share and do share the expenses of development.

     1.20 "JOINT PROPRIETARY RIGHTS" shall mean all rights to all Candidates and with respect thereto, all (i) compounds derived from Candidates, (ii) methods of making the Candidates, (iii) patents, patent applications and patent rights and all divisions, continuations, renewals, reissues and extensions of the foregoing now existing, hereafter filed, issued or acquired, (iv) rights relating to the protection of trade secrets and confidential information, and (v) any rights analogous to those set forth herein relating to HPI rights to Materials.

     1.21 "LEAD" shall mean any compound or mixture contained in the Materials provided to Cadus by HPI which compound demonstrates biological activity in an Assay sufficient to continue the Iteration Process to identify a Candidate.

     1.22 "MATERIALS" shall include all of the [c.i.] furnished by HPI to Cadus during the Screening Phase.

     1.23 "PRODUCT" shall mean any Candidate, or derivative thereof where the Candidate's [c.i.] which is incorporated in a product, whose use [c.i.]

     1.24 "RESEARCH COMMITTEE" shall mean that entity organized and acting pursuant to Section 5.1 of this Agreement.

     1.25 "SCREENING" shall mean the use by Cadus of [c.i.] in order to [c.i.] during the [c.i.] this Agreement.

     1.26 "SCREENING PHASE" shall mean that phase of the Collaboration Program described in Sections 3.2 and 3.3 hereof.

     1.27 "SCREENING TERM" shall mean the period during which the Screening Phase activities shall occur, commencing on the [c.i.] from the [c.i.] unless earlier terminated as provided herein.

     1.28 "SCANNING PROCESS" shall mean with respect to the [c.i.] listed at
Section 1.6(g) and described in Exhibit C, the process of [c.i.] by conducting an Initial Screening and the [c.i.]

     1.29 "TARGETS" shall mean the [c.i.] that interact in a specific manner with [c.i.]

     1.30 "THIRD PARTY OBLIGATIONS" shall mean obligations to pay milestones, royalties or other fees to a third party by a party hereto under a licensing or other agreement for use of (i) an Assay, (ii) the Screening process used hereunder, (iii) Materials, or (iv) any compounds or Products discovered or whose use was identified as a result of this Agreement.

     1.31 "TRANSACTION COSTS" shall mean all reasonable out-of-pocket expenses, e.g. attorney's fees, incurred which subject to mutual agreement of the parties may also include a fee to the party responsible for finding the purchaser or licensee and assuming the lead for negotiating and finalizing the sale or license of both parties' interests in a Candidate, Joint Compound or Product incorporating a Joint Compound or derivative thereof pursuant to the provisions hereof.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     Each party hereby represents and warrants to the other party as follows:

     2.1 Authorization and Enforcement of Obligations. Such party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

     2.2 No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations or any contractual obligation of such party, and (b) do not conflict with, or constitute a default or require any consent under, any contractual obligation of such party. Notwithstanding the foregoing, HPI acknowledges that the use of [c.i.] Assays is governed by the [c.i.] Agreement. HPI agrees that to the extent that this Agreement conflicts with the [c.i.] Agreement, the [c.i.] Agreement shall govern.

     2.3 Third Party Obligations. Such party is not subject to any Third Party Obligations except as set forth on Exhibit F hereto.

                                    ARTICLE 3

                       SCREENING AND DEVELOPMENT PROGRAMS

     3.1 Purpose and Scope. The general purposes of the Collaboration Program are twofold and to be addressed in two phases: (i) to utilize the HPI [c.i.] to conduct Screenings of the compounds in the various Combinatorial Libraries during the Screening Phase with one or more of the Assays to identify Candidates, and (ii) to select Joint Compounds chosen from the Candidates which may be biologically active against one or more of the Targets and during the Development Phase to develop Products incorporating the Joint Compounds (or analogs or derivatives thereof).

     3.2 Screening Phase General Responsibilities. Each party shall, at its own expense, have the following responsibilities during the Screening Phase:

          3.2.1 HPI shall provide, by mutual agreement, any of its current and future Combinatorial Libraries (when available), and reasonable amounts of other Materials requested by Cadus, including Iteration Mixtures identified at the screening of a stage of the Iteration Process prior to identification of a

                Candidate, and Confirmatory Samples to enable Cadus to conduct the Screening.

          3.2.2 Cadus shall screen the Materials, identify potential Candidates and recommend to the Research Committee which Candidates should become Joint Compounds.


     3.3 Screening Phase Activities.

          3.3.1 Initial Screening. Cadus shall screen each Combinatorial Library delivered to Cadus by HPI with the Assays to identify one or more compound mixtures on which to commence the Iteration Process or Scanning Process.

          3.3.2 Iteration Process. For Leads identified from an Initial Screening of all Combinatorial Libraries, except the positional scanning libraries, Cadus may place an order with HPI for related Iteration Mixtures with which to conduct the Iteration Process. Upon receipt of such order, HPI shall cause to be synthesized and provide to Cadus such Iteration Mixtures, which Cadus shall screen using the applicable Assays. Cadus and HPI will continue the Iteration Process until a Candidate is identified or until both parties agree to discontinue Screening with respect to a Lead.

          3.3.3 Scanning Process. For Leads identified from an Initial Screening of a positional scanning Combinatorial Library, Cadus may place an order with HPI for Confirmatory Samples to continue the Scanning Process. Upon receipt of such order, HPI shall cause to be prepared and shall deliver the Confirmatory Samples to Cadus. Cadus shall screen such Confirmatory Samples using the applicable Assays. If Cadus confirms the findings of the Initial Screening, such Lead shall becomes a Candidate upon Cadus giving notice thereof to the Research Committee.

          3.3.4 Noncompetition. [c.i.]

          3.3.5 Delivery. HPI shall deliver the Materials as soon as practicable following receipt of a written order, but in no event later than forty-five (45) days from the receipt of such order. HPI shall bear all costs associated with delivery and sales or use tax (if any).

     3.4 Development Phase Responsibilities for Joint Compounds. Once a Candidate is, or Candidates are, identified and the parties, after reviewing the Research Committee's recommendations, have agreed jointly to proceed with respect to such Candidate or Candidates becoming Joint Compounds, then the Development Phase shall commence with respect to those Joint Compounds. Each party shall have, in addition to any other responsibility assigned by the Research Committee or by mutual agreement of the parties, the below specified responsibilities with respect to those Joint Compounds.

          3.4.1 HPI shall make reasonable efforts to:

               (a) Provide the chemistry necessary to modify Joint Compounds for use in the collaboration hereunder.

               (b) Provide reasonable amounts of Joint Compounds or modified Joint Compounds for pharmacological testing.

          3.4.2 Cadus shall make reasonable efforts to:

               (a) Test Joint Compounds and Modified Joint Compounds for activity in cell cultures or animals.

               (b) Proceed under guidance of the Development Committee with pharmacological testing of Joint Compounds and modified Joint Compounds.

               (c) Take the lead in filing and prosecution of patent applications as authorized by the Development Committee.

     3.5 Development Phase Activities. In addition to the activities described in Section 3.4 above, the Development Phase shall include [c.i.]

     Additional provisions concerning the Development Phase are set forth in Exhibit D. [c.i.]

     3.6 Developing Party Compounds and License. [c.i.]

     3.7 Identification of Applicable Royalty Rate For Developing Party Compounds. Within [c.i.] days of Cadus's written request at such time as Cadus is considering whether to develop a Candidate as a Developing Party Compound, HPI shall notify Cadus whether such Candidate would be deemed to be a Licensed Product under its license with Chiron.

                                    ARTICLE 4

                      LICENSE OF SCREENING RIGHTS TO CADUS

     4.1 License. HPI hereby grants to Cadus, under the HPI Proprietary Rights, during the Screening Term, [c.i.] license to screen the Materials against the Assays in accordance with this Agreement.

     4.2 Usage Rights. The Materials are provided to Cadus pursuant to Article 4 solely for the purpose of [c.i.] by Cadus (or a third party contracted to Cadus and bound by the confidentiality provisions of this Agreement) [c.i.] as provided in this Agreement, and any other use or attempted transfer of such Materials will be a material breach of this

Agreement. Cadus understands and acknowledges that the Materials [c.i.] contained therein are for research use only and shall not be administered to humans in any manner or form.

     4.3 Limitations. Nothing herein shall be deemed to grant any rights or other interests in favor of Cadus with respect to the HPI Proprietary Rights or in favor of HPI with respect to Cadus Proprietary Rights, other than as expressly set forth in this Agreement. If Cadus and HPI agree to discontinue Screening with respect to a Lead, such Lead shall be deemed "abandoned" for purposes of this Agreement. If the parties do not jointly decide to proceed with the development of a Candidate as a Joint Compound and if neither party gives written notice to the other of its intent to develop such Candidate as a Developing Party Compound pursuant to Section 7.2 hereof, such Candidate shall be deemed "abandoned" for purposes of this Agreement. If a Lead or a Candidate is abandoned, (i) HPI may make such Lead or Candidate available to third parties, and (ii) Cadus shall cease using or developing such Lead or Candidate. If HPI derives any revenues or other benefit from its use, licensing or sale of any such abandoned Lead or Candidate, which is used against Targets similar to those identified by Cadus, then Cadus shall share equally in such revenues or benefit, provided HPI was not required to devote significant additional effort with respect to the development of such abandoned Lead or Candidate after the abandonment. In such instance where HPI devoted significant additional effort, the parties shall agree in good faith how the derived revenues or benefit shall be divided to reflect HPI's additional effort in the development. Except as set forth in this Section 4.3 above, Cadus shall have no interest in any abandoned Lead or Candidate.

                                    ARTICLE 5

                  RESEARCH COMMITTEE AND DEVELOPMENT COMMITTEE

     5.1 Creation of the Research Committee. The parties hereby agree to the creation of a Research Committee of four (4) persons to facilitate the collaboration called for herein. The Research Committee shall consist of two (2) representatives nominated by each party. One (1) representative nominated by each party shall be a senior scientific officer of such party, who shall be the senior representative and chief coordinator for such party. Each party shall be free to change its representatives on notice to the other or to send a substitute representative to any Research Committee meeting. The Chief Scientific Officer of each party, if not otherwise designated as a member of the Research Committee, shall have the right to attend Research Committee meetings.

     5.2 Creation of the Development Committee. The parties hereby agree to the creation of a Development Committee at the time that the Development Phase commences for the first Joint Compound. The Development Committee shall consist of two (2) representatives nominated by each party. Each party shall be free to change its representatives on notice to the other or to send a substitute representative to any Development Committee meeting. The Chief Scientific Officer of each party, if not otherwise designated as a member of the Development Committee, shall have the right to attend Development Committee meetings.

     5.3 Regular Meetings. During the Screening Phase, the Research Committee shall meet at least once each six (6) months alternating between the offices of the parties, unless otherwise agreed. During the Development Phase, the Development Committee shall meet at least once each six (6) months alternating between the offices of the parties, unless otherwise agreed. If both parties do not agree to participate in the Development Phase with respect to a particular Candidate or one party ceases to participate after commencement of the Development Phase with respect to a Joint Compound while the other party continues development, the Development Committee shall have no further responsibility with respect to that Candidate or Joint Compound. The Research Committee shall be disbanded at the earlier of the times when the Screening Term has expired or all Screening has been completed. The Development Committee will be disbanded when the Development Term has expired. The senior representative of the party hosting the meeting shall chair the meeting. To the extent practicable, each party shall disclose to the other proposed agenda items in advance of each meeting. All decisions by the Committees shall require unanimous agreement of all members present at a meeting at which at least one representative of each party is present, and each party shall act in good faith in attempting to reach agreement on such decisions. Each party shall pay all of its own costs and expenses incurred in connection with such meetings.

     5.4 Responsibilities of the Committees. During the duration of the Collaboration Program, the Research and Development Committees shall be the primary vehicle for interaction between the parties. These Committees shall serve at the behest of the parties in order to assist in the management of the Collaboration Program, recommend scientific priorities for both the Screening and Development Phases, and review and advise scientific direction and settlement of operating issues and recommend whether patents should be filed. Without limiting the foregoing, the Research Committee shall be responsible for amending research plans agreed to with respect to the Screening Phase, monitoring the progress of the Screening Phase, and advising which Candidates should become Joint Compounds. The Development Committee shall be responsible during the Development Phase for recommending work plans and budgets for each Joint Compound and Product, subject to both parties' approval, monitoring the progress of the Development Phase, and evaluating the potential of Joint Compounds and pursuing the sale, licensing or other transactions with respect to Joint Compounds. The Development Committee shall be inoperative with respect to Development Party Compounds. Any disputes shall be resolved in accordance with
Article 10 of this Agreement.

                                    ARTICLE 6

                       DEVELOPMENT AND PROGRESS REPORTING
                               OF JOINT COMPOUNDS

     6.1 Conduct of Research and Development. Cadus and HPI shall work diligently and use reasonable good faith efforts to identify and develop Joint Compounds and to commercialize Products pursuant to the following:

          6.1.1 The parties shall be entitled to exercise prudent and reasonable business judgement in meeting the obligations of this Section 6.1

          6.1.2 The parties shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Products.

     6.2 Disclosure.

          6.2.1 The parties will make available and, upon request, disclose to each other and the Research Committee or the Development Committee, as the case may be, all information relating to the Leads, Candidates and Joint Compounds discovered or synthesized pursuant to the Collaboration Program; provided, however, that except as otherwise provided herein, the parties' obligations to share information relating to the Collaboration Program shall terminate when both the Research and Development Committees are disbanded. Each party shall keep complete accounts and records (including such lab notebooks, clinical data and other research records as are customarily maintained in connection with drug discovery and development) relating to its research and development activities under the Screening and Development Phases.

          6.2.2 Each party will communicate through the Research Committee and Development Committee to inform the other party of research and development performed under the Collaboration Program with respect to Leads, Candidates and Joint Compounds. The parties agree to cooperate with each other to facilitate the understanding and use of information exchanged pursuant to this Section 6.2. All information contained in reports made pursuant to this Agreement or otherwise communicated between the parties will be maintained under obligations of confidentiality under Article 14 of this Agreement.

          6.2.3 To ensure compliance with Third Party Obligations of a party hereto, complete and accurate records regarding the use of technology licensed by a third party to a party hereunder shall be maintained, which records shall reflect what third party technology was utilized, if any, in connection with discovery of a Joint Compound, Developing Party Compound, or Product hereunder. Either party shall have access to such records in order to reasonably satisfy the reporting requirements to third parties.

     6.3 Progress Reporting. Not later than [c.i.] each calendar year, the Research and Development Committees shall prepare a written progress report covering activities under the Collaboration Program, the development and testing of all Joint Compounds and the obtaining of the governmental approvals necessary for marketing. Such progress reports shall include but not be limited to the following topics:

               o    Summary of work completed
               o    Activities related to sublicenses
               o    Summary of work in progress
               o    Current schedule of anticipated events or milestones
               o    Market plans for the introduction of Products, and

               o Activities relating to obtaining governmental approvals necessary for marketing Products.

     The form of such progress reports shall be determined by the Research and Development Committees and shall be in such form to provide information necessary to satisfy reporting obligations to third parties whose technology is being utilized during this Collaboration Program. The parties shall take precautions to protect confidentiality as intended by Article XIV in meeting the reporting obligations to third parties. With respect to Developing Party Compounds and Products not subject to Development Committee supervision, the developing party shall still be required to prepare the reports for the other party.

                                    ARTICLE 7

                    COMMERCIALIZATION OF PRODUCTS BY PARTIES

     7.1 Joint Commercialization. If the parties jointly decide to proceed with the commercialization of Candidates into Joint Compounds and/or Products incorporating such Joint Compounds entirely or a derivative thereof where the active moiety is preserved, the provisions of this Agreement governing the Development Phase shall be effective with respect thereto and all commercial decisions with respect to such Joint Compounds and Products must be approved by both parties.

     7.2 One Party Development. If only one party desires to continue with the development of a Candidate after completion of the Screening Phase with respect to that Candidate, then that party must notify the other party in writing of its intent to develop the Candidate as a Developing Party Compound [c.i.] after the other party gave notice of its intent not to participate in the Development Phase with respect to such Candidate. The Candidate then shall become a Developing Party Compound subject to the applicable provisions of Exhibit D. The developing party shall be responsible for all commercial decisions with respect to a Developing Party Compound. If a party does not give such notice within such [c.i.] , it may not individually decide to develop a Candidate as a Developing Party Compound without first presenting the opportunity for joint development through written notice to the other party. If the other party does not agree to jointly develop such Candidate as a Joint Compound within [c.i.] of its receipt of notice with respect thereto, the party wishing to do so may develop such Candidate as a Developing Party Compound.

                                    ARTICLE 8

                               OWNERSHIP; PATENTS

     8.1 Ownership.

          8.1.1 HPI Proprietary Rights and Cadus Proprietary Rights. Cadus acknow-ledges and agrees that Cadus has no rights in or to the HPI Proprietary Rights, other than the license rights speci-fi-cally granted herein. HPI acknowledges and agrees that HPI has no rights in or to Cadus Proprietary Rights except as may be granted herein. Except as provided in Section 4.3, notwithstanding the above, the parties agree that Candidates, Joint Compounds and Developing Party Compounds shall be jointly owned.

          8.1.2 Ownership of Inventions. Subject to the provisions of this Agreement, the right, title and interest in all inventions made by Cadus, HPI, or their respective agents while performing the obligations hereunder during the Screening Phase related to use of Materials in the Assay and during the Development Phase related to use of Joint Compounds or Products incorporating Joint Compounds or derivatives thereof, whether or not patentable (collectively, the "Inventions"), together with all patent applications or patents based thereon, shall be owned jointly by the parties. Each party shall share equally in the external costs of patent preparation and filing with regard to Candidates or Joint Compounds. The cost of patent preparation and filing for Developing Party Compounds will be borne solely by the developing party. Each party shall promptly disclose to the other the conception or reduction to practice of such Inventions by employees or others acting on behalf of such party. Each party hereby represents and agrees that all employees and other persons acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement or applicable law to assign to such party or its Affiliate all Inventions made or developed by such employee or other person. With respect to Inventions, Candidates and Joint Compounds, neither party may independently use such Inventions, Candidates or Joint Compounds or make them available to a third party except under Article 4.2 for any purposes outside this Agreement without the prior written consent of the other party.

          8.1.3 Ownership of Research Data. Each party shall jointly own all data and information generated or collected by the activities under this Collaboration Program; however, use and reference to such data and information, unless otherwise provided herein, is limited to the purposes of this Agreement unless a party gives its prior written consent to the other party for a different usage.

          8.1.4 Rights to Developing Party Compounds. Notwithstanding any other provision under Section 8.1, a developing party, subject to Third Party Obligations and rights existing on the Effective Date, may, without the consent of the other party, (a) make, sell, use, license or sublicense Developing Party Compounds or Products incorporating a Developing Party Compound or derivative thereof; (b) use and make available to third parties research data related to Developing Party Compounds or Products incorporating a Developing Party Compound or derivative thereof; and (c) license or sublicense rights to composition of matter and use patents directly related to the Developing Party Compound or Products incorporating a Developing Party Compound or derivative thereof.

     8.2 Patents. The Research Committee shall recommend upon which Joint Compounds, Products and Inventions the parties should file one or more joint patent applications. The parties shall jointly determine whether or not to file such joint patent applications after receiving the Research Committee recommendation. Cadus may file, at joint expense, patent applications for Joint Compounds and Products incorporating Joint Compounds or derivatives thereof in both parties' names and HPI shall provide reasonable cooperation relative thereto. If Cadus fails to diligently pursue this obligation, then HPI may take the lead in filing and prosecuting the patent at joint expense of the parties. The developing party may file, at its own expense, patent applications for Developing Party Compounds in both parties' names at its sole discretion and the non-developing party shall provide reasonable cooperation relative thereto and shall not file patent applications with respect thereto.

     8.3 Enforcement of Patent Rights.

          8.3.1 To the extent that infringement of one party's Proprietary Rights may have a significant effect on the other party, each party shall use good faith efforts (i) to enforce its own Proprietary Rights against infringers, and (ii) to consult with the other party both prior to and during said enforcement. Upon learning of significant and continuing infringement of such rights belonging to the other party by a third party in a manner that may have a significant bearing on the collaboration hereunder, HPI or Cadus, as the case may be, promptly shall provide notice to the other party in writing of such fact and shall supply the other party with all evidence possessed by the notifying party pertaining to and establishing said infringement(s). Whenever rights to Joint Compounds or Products hereunder are affected which are not covered under joint patent applications, the party whose Proprietary Rights are allegedly being infringed shall have six (6) months from the date of receipt of notice under this Section 8.3 to abate the infringement, or to file suit against at least one of the infringers in each country, at its sole expense, following consultation with the other party. The party whose Proprietary Rights are allegedly being infringed shall not be obligated to bring or maintain more than one such suit in any country at any time with respect to claims directed to any one method of manufacture or composition of matter.

          8.3.2 If the party whose Proprietary Rights are allegedly being infringed does not, within [c.i.] of receipt of notice from the other party, abate the infringement or file suit to enforce the Proprietary Rights against at least one infringing party in a country, the other party shall have the right to take whatever action it deems appropriate in its own name, or, if required by law, in the first party's name, to enforce the Proprietary Rights in such country as those relate to rights under this Agreement whenever rights to Joint Compounds or Products hereunder are affected which are not covered under joint patent applications.

          8.3.3 If a joint patent application or a patent based thereon allegedly is being infringed, HPI and Cadus shall cooperate in seeking to abate the infringement or in bringing suit against the alleged infringing party. Expenses shall be apportioned based on each party's percentage contributions per Exhibit D to the Development Phase of the Joint Compound or

Product whose patent is allegedly being infringed. All monies recovered upon final judgment or settlement of any such suit shall be shared after reimbursement of expenses, by HPI and Cadus pro rata according to the respective percentages of costs borne by each in such suit. Notwithstanding the foregoing, HPI and Cadus shall fully cooperate with each other in the planning and execution of any action to enforce the Proprietary Rights affected hereunder. The party with the greater percentage contribution to the Development Phase of the Joint Compound or Product shall make the litigation decisions.

     8.4 Assignments. Each party to which any portion of the Inventions vests other than as intended and set forth in this Article 8 shall, to the extent required by the intent or provisions herein, promptly assign to the other party such portion of the right, title, and interest therein to carry out the intentions herein. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other's ownership interest in accordance with the intent of this Article 8 including, without limitation, the execution of necessary and appropriate instruments of assignment.

                                    ARTICLE 9

                           SALE OR LICENSE OF INTEREST

     9.1 Screening Phase.

          9.1.1 If both parties decide to sell their interests in particular compounds which are still in the Screening Phase, the parties agree that the proceeds from all distributions of any sale shall be divided equally without consideration of Third Party Obligations. [c.i.]

          9.1.2 If the parties license their interests in any Candidates or partially sequenced compounds which Candidates or compounds are still in the Screening Phase, [c.i.]

     9.2 Development Phase. During the Development Phase for a particular Joint Compound or Product incorporating such Joint Compound or derivatives thereof, either party may initiate discussions to buy out the other party's interest or sell its own rights to the other party or a Third Party in any one or more Joint Compound or Product. However, neither party shall be obligated to sell or buy the other's interest either partially or in total. The parties agree that a sale of a party's interest in, or the sale or license of, any Joint Compound or Product incorporating such Joint Compound or derivatives thereof shall be governed by the terms described in Exhibit D hereto.

     9.3 Developing Party Compound. The sale of a Developing Party Compound or any Product incorporating a Developing Party Compound shall be governed by Sections C.1 and C.4 of Exhibit D.

     9.4 Disclosure Obligation. Each party will be obligated to promptly advise the other party when either party becomes aware of, or is approached by, a prospective third party buyer of a Joint Compound or Product, and the proposed terms of any offer tendered by such third party. The parties shall jointly consider any proposal.

     9.5 Milestone and Royalty Obligations. [c.i.]

     9.6 Provisions to Incorporate. Any sale or license envisioned under this
Article 9 shall require the incorporation of certain reporting, due diligence, indemnification and other provisions in order for each party to comply with its Third Party Obligations. The parties agree that such provisions shall be included in any sale or license.

                                   ARTICLE 10

                   DISPUTE RESOLUTION; VENUE AND CHOICE OF LAW

     10.1 Dispute Resolution. In the event that at any time during the term of this Agreement a disagreement, dispute, contro-versy or claim should arise out of or relating to the inter-pretation of or performance under, this Agreement, or the breach, or invalidity thereof, the parties will attempt in good faith to resolve their differences before resorting to the termi-nation procedures provided in Article 11 of this Agreement by submitting such dispute to the Chief Executive Officers of the parties (or their designees) for consideration for a period of thirty (30) days, following which either party shall be free to initiate binding arbitration. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conducted by a single, neutral arbitrator appointed in accordance with such rules. Any such arbitration, if initiated by Cadus, shall be held in San Diego, California, and if initiated by HPI, shall be held in New York, New York. The arbitrator shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as he/she determines. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to any court having jurisdiction or application may be made so such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, each party shall be entitled to institute judicial proceedings against the other party outside arbitration to enforce the instituting party's rights hereunder through specific performance, injunction, declaratory judgment or similar equitable relief.

     10.2 Governing Law, Jurisdiction and Venue. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, without regard to the principles of conflicts of laws rules. In any legal action relating to this Agreement, each party consents to the exercise of jurisdiction over it by a state or federal court in San Diego, California or New York, New York, and that if a party brings an action it shall be instituted in New York if first instituted by HPI and in San Diego if first instituted by Cadus. In any action or proceeding outside of binding arbitration to enforce rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses, including without limitation, attorney's fees.

                                   ARTICLE 11

                              TERM AND TERMINATION

     11.1 Term. This Agreement, unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, or unless extended by mutual agree-ment of the parties, shall remain in full force and effect from the Effective Date until the expiration of the latest of (a) the Screening Term, (b) the Development Term, or (c) a party's obligations to make payments required pursuant to this Agreement. This Section does not extend the Screening Term.

     11.2 Early Termination. If one party fails to comply with any material obligation of this Agreement, including failure to make any payment when due and payable hereunder, and such party fails to cure such breach within [c.i.] days of written notice concerning untimely payments provided for herein or [c.i.] days after receipt of written notice concerning any other failure, the nonbreaching party may terminate this Agreement by written notice to the breaching party. Additionally, either party may terminate this Agreement upon the insolvency of, or filing of either a voluntary petition by, or an involuntary petition against (if not dismissed within sixty (60) days after filing), the other party.

     11.3 Effect of Termination. Upon termination of this Agreement prior to its term set forth in Section 11.1 above, the screening activities set forth in
Article 3 shall cease. Notwithstanding any termination, the provisions of Articles 2, 3.4, 3.5, 3.6, 4, 6.2, 6.3, 8, 9, 10, and 12 through 15 shall survive. Each party shall have the right to continue to pursue any

Developing Party Compound that it is funding, even in the event of termination of this Agreement.

                                   ARTICLE 12

                    INDEMNIFICATION, LIABILITY, INFRINGEMENT

     12.1 Indemnification. Each party agrees to indemnify and hold the other party and its respective licensors, Affiliates, officers, directors, employees, agents and shareholders harmless against any and all losses, liabilities, damages, claims, judgments, demands, and expenses (including reasonable attorneys' fees) and costs (together or individually, a "Loss") arising out of or in connection with (i) the breach by the indemnifying party of any of its representations or warranties contained in this Agreement or (ii) the nonperformance, partial or total, of any covenants of the indemnifying party contained in this Agreement.

     12.2 Indemnification of Third Party Licensors. Each party agrees to indemnify and hold the other party's third party licensors of any technology utilized hereunder and each of such licensor's Affiliates, officers, directors, trustees, employees, agents and shareholders harmless against any Loss (including without limitation Loss arising out of any death or injury to any person or persons or out of damage to any property) which results from the production, manufacture, use, consumption, sale or advertisement of the Materials, Candidates, Joint Compounds, Developing Party Compound or Product hereunder which utilized such third party licensor's technology. If a party makes an indemnification payment pursuant to this Section 12.2, it shall be entitled to contribution from the other party pro rata based on their respective percentage interests in the relevant Materials, Candidates, Joint Compounds, Developing Party Compounds or Products as the case may be.

     12.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 12 shall promptly notify the indemnifying party (the "Indemnitor") of any Loss or action in respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to control the defense of any such action, and, to the extent the Indemnitor so desires, jointly with any other indemnitor; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by it, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 12 shall not apply to amounts paid in settlement if effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

     12.4 Insurance. Effective as of such time as any Product enters human clinical trials, the parties or their sublicensee(s) shall insure their activities with respect to such Product as provided in Exhibit D.

                                   ARTICLE 13

                    DISCLAIMER OF WARRANTIES; FURTHER ACTION

     13.1 Disclaimer. THE LICENSED COMBINATORIAL LIBRARIES, ITERATION MIXTURES AND CONFIRMATORY SAMPLES ARE PROVIDED BY HPI "AS IS" AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGE-MENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. IN NO EVENT WILL HPI OR ANY OF ITS LICENSORS OF TECHNOLOGY UTILIZED HEREUNDER BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THE LICENSE RIGHTS BY CADUS HEREUNDER.

     13.2 Compliance with Law. Each party and its respective authorized sublicensees shall comply with all applicable laws, regulations, and governmental orders in connection with their activities hereunder, including without limitation all research and development activities and the manufacture, use and sale of Products. Without limiting the foregoing, each party and its respective authorized employees shall observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries, including without limitation, the International Traffic in Arms Regulation and Export Administration Regulations.

     13.3 Additional Documents. Each party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

                                   ARTICLE 14

                                 CONFIDENTIALITY

     Cadus and HPI acknowledge that they have executed a separate Mutual Nondisclosure Agreement, a copy of which is attached as Exhibit E, and the parties intend that such Mutual Nondisclosure Agreement shall be effective with respect to all disclosures and discoveries under this Agreement. Notwithstanding the above, the parties shall be permitted to disclose confidential information to [c.i.] their respective attorneys, investment bankers and other professional advisors, (iii) potential third party purchasers of Cadus or HPI stock and their advisors, and (iv) potential licensees of Candidates, Joint Compounds or Developing Party Compounds or Products, provided they are bound by a nondisclosure agreement substantially equivalent to that in Exhibit E.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 Waiver. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or simi-lar breach or default.

     15.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that, without the prior written consent of the other party, neither party shall assign any of its rights and obligations hereunder except incident to the merger, consolidation, reorganization, or acquisition of stock or assets affecting a majority of the assets or voting control of the assigning party. HPI or Cadus may assign their respective rights and/or obligations to any of their respective Affiliates.

     15.3 Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:


     In the case of HPI:          Houghten Pharmaceuticals, Inc.
                                  3550 General Atomics Court
                                  San Diego, CA  92121
                                  Attention:  President
                                  Phone:  619/455-2597
                                  Fax:  619/455-2544

     In the case of Cadus:        Cadus Pharmaceutical Corporation
                                  777 Old Saw Mill River Road
                                  Tarrytown, NY  10591-6705
                                  Attention:  President
                                  Phone: 914/345-3344
                                  Fax: 914/345-3565

Either party may change its address for communications by a notice to the other party in accordance with this Section.

     15.4 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

     15.5 Public Announcement. In consideration of the terms hereof, HPI and Cadus agree to make a public announcement of the collaboration. The content shall be agreed upon by both parties. No other announcement, public release or notice of any kind may be issued without the written consent of both parties, which consent shall not be unreasonably withheld.

Notwithstanding the above, either party may publicly disclose previously disclosed non- confidential information without the consent of the other. A party shall not disclose the names of the other party's licensors of technology utilized hereunder without the express written consent of the other party.

     15.6 Force Majeure. Any delays in performance by any party under this Agreement (other than a party's failure to pay money to the other party) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil dis-order, rebellion or sabotage. The party suffering such occur-rence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     15.7 Independent Contractors. In making and performing this Agreement, Cadus and HPI are and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between HPI and Cadus. Although the parties are to pay expenses as provided in Sections 3.2 and 3.5, at no time shall one party make commitments or incur any charges or expenses for, or in the name of, the other party, unless pursuant to a separate agreement.

     15.8 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforce-able to the full extent.

     15.9 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     15.10 Entire Agreement. This Agreement and any and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous communications, repre-sen-tations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, both Cadus and HPI have executed this Agreement, in duplicate originals, by their respective officers, hereunto duly authorized, as of the day and year hereinabove written.


HOUGHTEN PHARMACEUTICALS, INC.          CADUS PHARMACEUTICAL
                                        CORPORATION




By:  /s/ Robert S. Whitehead            By:  /s/ Jeremy Levin
     ----------------------------            ----------------------------
     Robert S. Whitehead,                    Jeremy M. Levin, M.D., Ph.D.
     President and CEO                       President and CEO

                                    EXHIBIT A

                         ASSAYS TO BE PERFORMED BY CADUS


                                     [c.i.]

                                    EXHIBIT B

              COMBINATORIAL LIBRARIES SUBJECT TO ITERATION PROCESS

                                     [c.i.]

                                    EXHIBIT C

               COMBINATORIAL LIBRARIES SUBJECT TO SCANNING PROCESS

                                     [c.i.]

                                    EXHIBIT D

                              DEVELOPMENT PHASE AND
                      DEVELOPING PARTY COMPOUND PROVISIONS


The following provisions, in addition to applicable provisions of the Research Collaboration Agreement to which this Exhibit D is attached, shall govern the Development Phase with respect to Joint Compounds and applicable provision shall govern the development of Developing Party Compounds.

A.   Funding.

                                     [c.i.]





B.   Calculation of Contribution.

                                     [c.i.]

                                     [c.i.]

C.   Sale of Interest.

     If at any time during the Development Phase or thereafter either party desires to sell its Interest in a Joint Compound or Product incorporating such Joint Compound entirely or a derivative thereof, the following provisions shall be applicable with respect to such sale:

                                     [c.i.]









     2. If the Selling Party wants to sell and the Non-selling Party (i) does not desire to purchase the Selling Party's Interest, (ii) does not desire to sell its own Interest to a third party, or (iii) even if it desires to purchase does not enter into either good faith negotiations within sixty (60) days of receipt of the Written Notice or does not execute a binding agreement to purchase Selling Party's Interest within six (6) months of receipt of the Written Notice, the Selling Party may sell its then Interest to a third party. [c.i.]



     3. If both parties determine at any time during the Development Phase that they jointly wish to sell or license their joint Interests in all or selected Joint Compounds or Products incorporating such Joint Compound, or a derivative thereof, then the following shall apply with respect to a sale or license:

          a. If the sale or license occurs prior to actual commencement of and expenditure of funds for the Development Phase, then the provisions of Section 9.1 of the Research Collaboration Agreement as applied to Candidates shall be applicable.

          b. If the sale or license occurs after the actual commencement of the Development Phase, [c.i.] For purposes of this subparagraph, the Interests with respect to each Joint Compound and/or Product shall be valued immediately prior to the sale.

          c. Any agreement with a third party purchaser or licensor must take into account the disclosure and Third Party Obligations set forth in Section 9.4 and 9.5 of the Research Collaboration Agreement.

     4.   [c.i.]

D.   Insurance.

     Effective as of such time as any Product enters human clinical trials, the parties with respect to that Product (with the costs to be shared based on each party's participation in cost sharing as set forth in Section A), or through their sublicensee(s), shall insure their activities under the Research Collaboration Agreement and obtain, keep in force and maintain insurance, including without limitation product liability insurance, in amounts sufficient to cover its obligations under this Agreement and consistent with reasonable business practice in the industry. Without limiting the foregoing, coverage shall in no event be less than the following:

                                     [c.i.]

     It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit each party's liability. Certificates of insurance evidencing compliance with all requirements shall be requested. Such certificates shall:

     1. Provide for thirty (30) day advance written notice to the other party of any modification or termination;

     2. Indicate that both parties have been endorsed as insureds under the coverages referred to under the above; and

     3. Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by either party.

                                    EXHIBIT E

                         MUTUAL NONDISCLOSURE AGREEMENT

     This MUTUAL NONDISCLOSURE AGREEMENT ("Agreement") is made effective as of the 6th day of September, 1994, by and between HOUGHTEN PHARMACEUTICALS, INC., and CADUS PHARMACEUTICAL CORP. to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available between the parties in connection with certain negotiations or discussions.

     WHEREAS, in order to pursue these discussions, the parties have agreed to mutual disclosures of certain data and other information which are of a proprietary and confidential nature (as defined in paragraph 2 below and referred to herein as "Confidential Information").

     NOW, THEREFORE, in reliance upon and in consideration of the following undertakings, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Subject to the limitations set forth in Paragraph 2, Confidential Information shall mean any information, process, technique, compound, library, method of synthesis, program, design, drawing, formula or test data relating to any research project, work in process, development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, customers, employees, investors, or business, whether in oral, written, graphic or electronic forms, that is identified by the disclosing party as being confidential and that is disclosed to the receiving party. Orally disclosed information must be confirmed in writing within thirty (30) days of its initial disclosure to be considered Confidential Information.

     2. The term "Confidential Information" shall not be deemed to include information which, to the extent that the recipient of Confidential Information can establish by competent written proof:

          a.   at the time of disclosure is in the public domain;

          b. after disclosure, becomes part of the public domain by publication or otherwise, except by (i) breach of this Agreement by the recipient or (ii) disclosure by any person or affiliate company to whom Confidential Information was disclosed under this Agreement;

          c. was (i) in recipient's possession in documentary form at the time of disclosure by the disclosing party or (ii) subsequently and independently developed by recipient's employees who had no knowledge of or access to the Confidential Information;

          d. recipient shall receive from a third party who to the knowledge of the recipient, was not constrained from disclosing the Confidential Information; or

          e.   disclosure is required by law or regulation.

     In the event that Confidential Information is required to be disclosed pursuant to subsection (e), the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

     3. Each party shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Confidential Information received from the other party Each party may use such Confidential Information only to the extent required to perform the evaluation Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including, without limitation, the export control laws of the United States. No other rights or licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

     4. Confidential Information supplied shall not be reproduced in any form except as required to perform evaluation.

     5. The responsibilities of the parties are limited to using their reasonable and best efforts to protect the Confidential Information from unauthorized use or disclosure. Each authorized employee or agent to whom any Confidential Information is communicated or given shall be informed that the information is confidential and proprietary and shall have assumed an obligation to maintain such Confidential Information in confidence and not use it except as permitted hereunder No Confidential Information shall be disclosed to any officer, employee or agent of either party who does not have a need to know such information to perform the evaluation.

     6. All Confidential Information (including copies thereof) shall remain the property of the disclosing party, and shall be returned to the disclosing party after the receiving party's need for it has expired, or upon request of the disclosing party, and in any event, upon completion or termination of this Agreement, provided that the receiving party may.retain a single copy of Confidential Information in its legal files so that continuing obligations to the disclosing party may be determined.

     7. This Agreement shall continue in full force and effect for so long as the parties continue to exchange Confidential Information This Agreement may be terminated at any time upon ten (10) days' written notice to the other party The termination of this Agreement shall not relieve either party of the obligations imposed by this Agreement with respect to Confidential Information disclosed prior to the effective date of such termination and the provisions hereof shall survive the termination of this Agreement for a period of three (3) years from the date of such termination.

     8. This Agreement shall be governed by the laws of the State of New York as those laws are applied to contracts entered into and to be performed in New York.

     9. Neither party shall reveal the &ct that Confidential Information has been disclosed pursuant to this Agreement or that either party is making an evaluation It is understood that disclosure pursuant to this Agreement is not a public disclosure or sale or offer for sale of any product, but is made for the limited purpose of evaluation.

     10. This agreement contains the entire agreement of the parties and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties The unenforceability of any provision on this Agreement shall not affect the enforceability of any other provision of this Agreement. Neither this Agreement nor the disclosure of any Confidential Information pursuant to this Agreement by any party shall restrict such party from disclosing any of its Confidential Information to any third party.

     11. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the other party, including, without limitation, the actual or threatened disclosure of a disclosing party's Confidential Information without the prior express written consent of the disclosing party, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of a receiving party's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction. This Paragraph 11 shall not, however, be construed as a waiver of any of the rights which either party may have for damages or otherwise.


AGREED TO AS OF THE FIRST DATE ABOVE:

HOUGHTEN PHARMACEUTICALS, INC.          CADUS PHARMACEUTICAL CORP.
3550 General Atomics Court              180 Varick Street
San Diego, CA 92121                     New York, NY  10014


By:  /S/ GILBERT R. MINTZ, PH.D.        By:  /S/ PHILIP N. SUSSMAN
     ---------------------------             ---------------------
         Gilbert R. Mintz, Ph.D.        Name:    Philip N. Sussman
         Director, Licensing &          Title:   Vice President,
          Business Development                   Corporate Development

                                    EXHIBIT F

                            THIRD PARTY OBLIGATIONS


A.   Cadus

                                     [c.i.]

B.   HPI

                                     [c.i.]

[Note: Certain portions of this document have been marked [c.i.] to indicate that confidentiality has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

                  AMENDMENT TO RESEARCH COLLABORATION AGREEMENT

     THIS AGREEMENT TO RESEARCH COLLABORATION AGREEMENT dated as of March ___, 1996 (the "Amendment"), is entered into between HOUGHTEN PHARMACEUTICALS, INC. a Delaware corporation ("HPI"), and CADUS PHARMACEUTICALS CORPORATION, a Delaware corporation ("Cadus"), with respect to the following facts:

     WHEREAS, HPI and Cadus are parties to that certain Research Collaboration Agreement dated as of January 6, 1995 (the "Agreement");

    WHEREAS, HPI and Cadus desire to amend the Agreement in certain respects as set fourth below.

     NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the parties hereby amend the Agreement and agrees as follows:

     1. Section 1.27 of the Agreement hereby is amended by deleting [c.i.] from the second line thereof and inserting [c.i.] in lieu thereof.

     2. Section 3.3.4 of the Agreement hereby is amended and restated in its entirety to read as follows:


                                     [c.i.]

                                     [c.i.]




     3. Section 3.3 of the Agreement hereby is amended by adding the following new Section 3.3.6 immediately following Section 3.3.5:

          3.3.5 INVENTION DISCLOSURE. Upon successful completion of IN VITRO secondary screening of a Land, Cadus and HPI shall prepare an initial written disclosure (as modified from time to time with the prior express written consent of HPI, which shall not be unreasonably withhold, the "Invention Disclosure"), in reasonably specific detail, identifying such Lead and those analogs of such Lead which have substantially similar chemical structure and biological activity as such Lead.



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

     4. Section 3.5 of the Agreement hereby is amended by deleting the fifth sentence thereof.

     5. Section 3.6 of the Agreement hereby is amended (a) by deleting the third sentence thereof and inserting the following sentence in lieu thereof:


                                     [c.i.]


and (b) by deleting the seventh sentence thereof.

     6. EXHIBIT A to the Agreement hereby is amended to add the following two additional essays: [c.i.] .

     7. The Amendment shall be effective for all purposes as of the date first set forth above. Except as otherwise expressly modified by the Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     8. All terms need, but not defined, in the Amendment shall have the respective meanings set forth in the Agreement.

     9. The Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed the Amendment as of the date first set forth above.


                                        HOUGHTEN PHARMACEUTICALS, INC.


                                        By: /s/ Terence E. McMorrow
                                            ------------------------------------
                                            Terence E. McMorrow
                                            Vice President, Finance and
                                            Corporate Development


                                        CADUS PHARMACEUTICAL CORPORATION


                                        By: /s/ Jeremy Levin
                                            ------------------------------------
                                        Title: President & CEO





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